Exhibit 99.1

OMNIQ Receives $2.1 Million Purchase Order for Software Solution for Data & IoT device management,
From a Fortune 100 Retailer

● Achieves a record of over $15 million in new orders since January 1st, 2021.

● Marks strong demand for OMNIQ’s solutions enabling automation and increasing efficiencies.

● System Enables managing all the IoT devices with Remote view and cloud base analytics.

OMNIQ’s supply chain solutions generated a record of new orders during the first 40 days of 2021.

SALT LAKE CITY– OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received a purchase order with a value of approximately $2.1 million from a Fortune 100 retailer for the supply of Software Solutions for Data and IoT device, management enabling automation & efficiencies thoughout all the supply chain levels of the customer.

“Positive momentum continues, achieving record new orders of more than $15 Million in just over a month into 2021. We’re growing faster than any equivalent period in the history of our company. This unprecedented growth is the result of both new client wins, and repeat business with our esteemed customer base of many Fortune 500 companies including some of the largest retail companies in the U.S. We are proud to provide OMNIQ technology, hardware and software to support their supply chain operations,” said Shai Lustgarten, CEO of OMNIQ.

OMNIQ’s suite of supply chain mobility solutions include advanced mobile technologies that are transforming the way businesses operate by automating the proccess and eliminating manual and paper-based processes that cause delays in operation and losses. OMNIQ’s Solutions provide the tracking all the IoT devices, managing applications and content, all while keeping devices and data, safe and secured. The systems provide a more “contactless” approach to the customer’s retail and logistics operations, and will be integrated with the corporate automated services.

Mr. Lustgarten continued “Our extraordinary growth is also a testament to the quality and dependability of our solutions in accurately capturing data for quick and accurate services. In addition to increasing retail workforce productivity and operational efficiency, our solutions help reduce potential health risks especially during this time of pandemic, where hands-free supply chain solutions that enable contactless handling of goods from the warehouse to the supermarket aisles, protecting employees and customers. I am thrilled with these achievements created by our devoted employees and sales team as our solutions are receiving massive demand across many industries, including healthcare, retail, transportation and logistics, safe city and parking management, as organizations continue to apply COVID-19 safety measures.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com